SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   December 12, 2002 9;

                    LSB INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

    Delaware                                                                 1-7677                                                                     73-1015226
(State or other                                                  (Commission File                                                        (IRS Employer
jurisdiction of                                                      Number)                                                                   Identification No.)
 incorporation)

16 South Pennsylvania Avenue, Oklahoma City, Oklahoma                                                                 73107
 (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (405) 235-4546

                                                Not applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

        On December 12, 2002, Slurry Explosive Corporation ("SEC") and Universal Tech Corporation ("UTeC"), each an Oklahoma corporation and an indirect, wholly owned subsidiary of LSB Industries, Inc. (the "Company") (SEC and UTeC, collectively, are the "Sellers") consummated the sale (the "Sale") by Sellers of substantially all of their assets to four wholly owned subsidiaries of Energetic Systems Inc., LLC (ESI"), a Nevada limited liability company (collectively, the "Buyers"), pursuant to the terms of an Asset Purchase Agreement, dated December 6, 2002 (the "Purchase Agreement").

        The assets sold by the Sellers comprised of substantially all of the explosives distribution business within the Company's chemical business. SEC and one of the four Buyers jointly own Slurry Explosive Manufacturing Corporation. During 2001 and the first nine months of 2002, the Sellers' revenues were approximately $22 million and $7.4 million, respectively.

        The purchase price ("Purchase Price") paid by the Buyers to the Sellers under the Purchase Agreement at the closing of the Sale was approximately $10.2 million, determined by a base price of $7 million, plus approximately $2.7 for inventory and accounts receivable and $425,000 of assumed liabilities under an equipment lease. Of the proceeds from the Sale, (a) approximately $250,000 was placed in escrow, (b) approximately $3.5 million was paid to a term lender, and (c) the balance of the proceeds were applied against the Company's revolving line of credit. On or about March 4, 2003, the portion of the escrow funds equal to the amount of the accounts receivable purchased by the Buyers that are not collected will be paid to the Buyers, and the balance of the escrow funds will be released to the Sellers. In connection with the disbursement of the escrow funds, the Buyers will assign such uncollected accounts receivable to the Sellers.

        The Company may, from time to time, borrow funds under its revolving line of credit based on the amount of eligible collateral. Immediately after the pay down under the Company's revolving line of credit, the unused borrowing availability under the credit facility was approximately $8.2 million based on eligible collateral as of that date.

Item 7.                 Financial Statements and Exhibits.                                                         Page No.

            (a)      Pro Forma Financial Information. 9;

                            Pro Forma Condensed Consolidated Balance Sheet
                               (Unaudited) as of September 30, 2002                                                     P- 2

                            Pro Forma Consolidated Statement of
                               Operations (Unaudited) for the Nine
                               Months Ended September 30, 2002                                                         P-3

                            Pro Forma Consolidated Statement of
                               Operations (Unaudited) for the Year
                               Ended December 31, 2001                                                                         P-4

                            Notes to Pro Forma Consolidated Financial
                               Statements (Unaudited)                                                                             P-5

 (c)         Exhibits.

2.1         Asset Purchase Agreement, dated as of December 6, 2002, by and among Energetic Systems Inc. LLC, UTeC Corporation, LLC, SEC Investment Corp. LLC, DetaCorp Inc. LLC, Energetic Properties, LLC, Slurry Explosive Corporation, Universal Tech Corporation, El Dorado Chemical Company, LSB Chemical Corp., LSB Industries, Inc. and Slurry Explosive Manufacturing Corporation, LLC. The Asset Purchase Agreement contains a brief list identifying all schedules and exhibits to the Asset Purchase Agreement. Such schedules and exhibits are not filed herewith, and the Registrant agrees to furnish supplementally a copy of the omitted schedules and exhibits to the Commission upon request.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated: December 27, 2002.

                                                                                                                                LSB INDUSTRIES, INC.

                                                                                                                                By:   /s/ Tony M. Shelby
                                                                                                                                        Tony M. Shelby,
                                                                                                                                        Senior Vice President and
                                                                                                                                        (Chief Financial Officer)

LSB Industries, Inc.
Unaudited Pro Forma Financial Information
December 12, 2002

    On December 12, 2002 LSB Industries, Inc., (the "Company") and its subsidiaries, Slurry Explosive Corporation ('SEC") and Universal Technology Corporation ("UTeC") completed an agreement to sell substantially all the assets of SEC and UTeC (collectively, "SEC/UTeC"). Under the agreement, SEC/UTeC retains all of their liabilities, except liabilities for the financing of certain property and equipment, and will liquidate such liabilities retained from the proceeds of the sale (the "Transaction").

    The accompanying unaudited pro forma consolidated balance sheet as of September 30, 2002 gives effect to the Transaction involving the Company's wholly owned subsidiaries SEC/UTeC, as if it had occurred on September 30, 2002. The accompanying unaudited consolidated statements of operations for the year ended December 31, 2001 and the nine months ended September 30, 2002 give effect to the sale and realization of the assets of SEC/UTeC as if the Transaction had occurred as of January 1, 2001. Such unaudited pro forma consolidated financial information has been prepared based on estimates and assumptions deemed by the Company to be appropriate and does not purport to be indicative of the financial position or results of operations which may actually be obtained in the future. Future results may vary significantly from the results reflected in the unaudited pro forma consolidated statements of operations of the Company and its other retained subsidiaries due to general economic conditions and other factors.

    The pro forma consolidated financial information should be read in conjunction with the Company's historical financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 and Quarterly report on Form 10-Q for the nine months ended September 30, 2002.

P-1

LSB Industries, Inc.

Unaudited Pro Forma Consolidated Balance Sheet

September 30, 2002

(In thousands)
Historical	Pro Forma Adjustments	Pro Forma

Assets
Current assets:
Cash and cash equivalents	$687				$687
Trade accounts and notes receivable, net	39,994	$(1,023)			38,971
Inventories	24,647	(1,306)			23,341
Supplies and prepaid items	7,582	(65)			7,517
Total current assets	72,910	(2,394)	(1)	(4)	70,516

Property, plant and equipment, at cost	159,179	(7,495)			151,684
Less accumulated depreciation and amortization	79,225	(3,172)			76,053
	79,954	(4,323)	(1)		75,631
Other assets, net	16,149	(66)	(1)	(4)	16,083
	$169,013	$(6,783)			$162,230

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts and drafts payable	$25,984	$(818)	(4)		$25,166
Accrued liabilities	15,318	(296)	(1)	(4)	15,022
Current portion of long-term debt	43,116	(4,451)	(1)	(3)	38,665
Total current liabilities	84,418	(5,565)			78,853

Long-term debt	80,714	(4,676)	(1)	(3)	76,038
Other non-current liabilities	7,094				7,094

Redeemable, noncumulative, convertible preferred stock, $100 par value; 1,171 shares issued and outstanding	111				111

Stockholders' Equity (Deficit):
Series B 12% cumulative, convertible preferred stock, $100 par value; 20,000 shares issued; aggregate liquidation preference of $2,660,000	2,000				2,000
Series 2 $3.25 convertible, exchangeable Class C preferred stock, $50 stated value; 628,550 shares issued; aggregate liquidation preference of $38,014,000	31,427				31,427
Series D 6% cumulative, convertible Class C preferred stock, no par value; 1,000,000 shares issued	1,000				1,000
Common stock, $.10 par value; 75,000,000 shares authorized, 15,235,734 shares issued	1,524				1,524
Capital in excess of par value	54,455				54,455
Accumulated other comprehensive loss	(1,932)				(1,932)
Accumulated deficit	(75,530)	3,458	(2)	(3)	(72,072)
	12,944	3,458			16,402
Less treasury stock, at cost:
Series 2 preferred, 5,000 shares	200				200
Common stock, 3,272,426 shares	16,068				16,068
Total stockholders' equity (deficit)	(3,324)	3,458			134
	$169,013	$(6,783)			$162,230

See accompanying notes.

P-2

LSB Industries, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

Nine Months Ended September 30, 2002

(In thousands, except per share amounts)
Historical	Pro Forma Adjustments	Pro Forma
Revenues:
Net sales	$225,574	$(7,338)			$218,236
Gains on sales of property and equipment	37	-			37
Other	1,593	(8)			1,585

	227,204	(7,346)	(5)		219,858
Costs and expenses:
Cost of sales	188,511	(6,416)	(5)		182,095
Selling general and administrative	35,878	(4,786)	(5)		31,092
Interest	6,793	(889)	(5)	(6)	5,904
Other	757	(139)	(5)		618
Benefit from termination of firm purchase commitments	(290)	-			(290)

	231,649	(12,230)			219,419
Income (loss) before provision for income taxes and cumulative effect of accounting change	(4,445)	4,884			439

Provision for income taxes	22	-			22
Income (loss) before cumulative effect of accounting change	$(4,467)	$4,884			$417

Loss before cumulative effect of accounting change applicable to common stock	$(6,167)				$(1,283)
Weighted average common shares:
Basic and Diluted	11,943,856				11,943,856

Loss per common share:
Basic and Diluted:
Loss before cumulative effect of accounting change	$(0.51)				$(0.11)

See accompanying notes.

P-3

LSB Industries, Inc.

Unaudited Pro Forma Consolidated Statement of Operations

Year Ended December 31, 2001

(In thousands, except per share amounts)
Historical	Pro Forma Adjustments	Pro Forma
Revenues:
Net sales	$336,630	$(21,688)			$314,942
Gains on sales of property and equipment	6,615	-			6,615
Other	3,386	(82)			3,304

	346,631	(21,770)	(5)		324,861
Costs and expenses:
Cost of sales	279,299	(15,131)	(5)		264,168
Selling general and administrative	48,424	(4,386)	(5)		44,038
Interest	14,114	(1,436)	(5)	(6)	12,678
Other	1,446	(250)	(5)		1,196
Benefit from termination of firm purchase commitments	(2,688)	-			(2,688)

	340,595	(21,203)			319,392
Income before provision for income taxes and extraordinary gain	6,036	(567)			5,469

Provision for income taxes	55	-			55

Income before extraordinary gain	$5,981	$(567)			$5,414
Income before extraordinary gain applicable to common stock	$3,714				$3,147

Weighted average commons shares:
Basic	11,913,031				11,913,031
Diluted	13,081,790				13,081,790

Income per common share:
Basic:
Income before extraordinary gain	$0.31				$0.26
Diluted:
Income before extraordinary gain	$0.30				$0.26

See accompanying notes.

P-4

LSB Industries, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

Unaudited Pro Forma Consolidated Balance Sheet
(1)

To eliminate accounts receivable, inventory and net property, plant and equipment ("PP&E") sold; the related PP&E debt financing assumed by the purchaser; and, to apply cash proceeds to reduce the indebtedness of SEC/UTeC and the Company.

(2)	To recognize the gain on sale of the assets of SEC/UTeC.

(3)	To recognize the gain on extinguishment of debt relating to the required prepayment portion of the Company's debt under the Financing Agreement entered into on May 24, 2002.

(4)	To reflect the realization of assets and liquidation of liabilities retained.

Unaudited Pro Forma Consolidated Statement of Operations
(5)	To eliminate the results of operations of SEC/UTeC included in the Company's consolidated financial statements.

(6)	To recognize the interest reduction on debt retired with the net cash proceeds received by the Company